iDial Networks, Inc.
                            10800 East Bethany Drive
                                    Suite 380
                             Denver, Colorado 80014



                                                     June 23, 2003



AJW Partners, LLC
New Millennium Capital Partners II, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
1044 Northern Blvd., Suite 302
Roslyn, New York 11576

                  Re:      iDial Networks, Inc. (the "Company") -
                           Amendment of Debentures

Ladies and Gentlemen:

     This letter sets forth the agreement of the parties hereto to amend certain debentures which are convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), originally issued by the Company to the investors listed on the signature page hereto (collectively, the "Investors") on February 6, 2003, February 21, 2003 and May 9, 2003 (collectively, the "Debentures").

     By execution hereof, for good and valuable consideration, the receipt and sufficiency of is hereby acknowledged, the parties hereto agree that:

     1. The Applicable Percentage (as defined in Section 1.2(a) of each of the Debentures) is hereby amended to be 40.0%.

     2. All other provisions of the Debentures shall remain in full force and effect.

     The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement, including without limitation the issuance of amended Debentures.

     Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

                                                     Sincerely,

                                                     IDIAL NETWORKS, INC.


                                                     ___________________________
                                                     Mark T. Wood
                                                     Chief Executive Officer

ACCEPTED AND AGREED:

AJW PARTNERS, LLC
By:  SMS GROUP, LLC

______________________________
Corey S. Ribotsky, Manager



NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: FIRST STREET MANAGER II, LLC,

______________________________
Corey S. Ribotsky, Manager



AJW OFFSHORE, LTD.
By: FIRST STREET MANAGER II, LLC

______________________________
Corey S. Ribotsky, Manager



AJW QUALIFIED PARTNERS, LLC
By: AJW MANAGER, LLC

_____________________________
Corey S. Ribotsky, Manager